FIRST AMENDMENT

TO

AMENDED AND RESTATED PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT, effective October 18th 2013, is to the Amended and Restated Participation Agreement dated March 15, 2010 (the “Agreement”), by and among MONY Life Insurance Company of America, MFS Variable Insurance Trust, MFS Variable Insurance Trust II, and MFS Fund Distributors, Inc. (collectively, the “Parties”).Capitalized terms not otherwise defined herein shall have the definitions ascribed to them in the Agreement.

WHEREAS, the Parties wish to add a new Account to Schedule A of the Agreement;NOW, THEREFORE, the Parties hereby agree to amend the Agreement as follows:

1. Schedule A. Schedule A of the Agreement is hereby restated in its entirety as attached hereto.

Except as modified and amended hereby, the Agreement shall continue in full force and effect, unamended .

IN WITNESS WHEREOF, the parties have, by their duly authorized officers, executed and delivered this First Amendment as of the date first set forth above.

MFS VARIABLE INSURANCE TRUST		MFS VARIABLE INSURANCE TRUST II

By:		By:
Name:	Susan S. Newton	Name:	Susan S. Newton
Title:	Assistant Secretary	Title:	Assistant Secretary
Date:	11/6/2013	Date:	11/6/2013

MFS FUND DISTRIBUTORS, INC.

By:
Name:	James A. Jessee
Title:	President
Date:	11/11/2013

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President
Date:	11/01/2013

SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies
MONY Life Insurance Company of America Separate Account “L”	All Contracts	Initial Class and Service Class	VITI& VITII	(1)
MONY Life Insurance Company of America Separate Account “A”	All Contracts	Initial Class and Service Class	VITI& VITII	(1)
MONY Life Insurance Company of America Separate Account “P”	All Contracts	Initial Class and Service Class	VITI& VITII	(1)
MONY Life Insurance Company of America Separate Account “K”	All Contracts	Initial Class and Service Class	VITI& VITII	(1)

(1)	Portfolios Applicable to Policies:

V1T1	VITII
MFS Core Equity Series	MFS Blended Research Core Equity Portfolio
MFS Global Equity Series	MFS Blended Research Growth Portfolio
MFS Growth Series	MFS Blended Research Value Portfolio
MFS High Income Series	MFS Emerging Markets Equity Portfolio
MFS Investors Growth Stock Series	MFS Global Growth Portfolio
MFS Trust Series	MFS Global Research Portfolio
MFS Mid Cap Growth Series	MFS Global Total Return Portfolio
MFS New Discovery Series	MFS International Growth Portfolio
MFS Research Bond Series	MFS International Value Portfolio
MFS Research International Series	MFS Research International Portfolio
MFS Research Series	MFS Technology Portfolio
MFS Strategic Income Series
MFS Total Return Series
MFS Utilities Series
MFS Value Series

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this amendment.

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